Exhibit 32

CERTIFICATIONS OF CEO AND CFO REQUIRED BY RULE 13a-14(b) OR RULE
15d-14(b) AND SECTION 1350 OF CHAPTER 63 OF TITLE 18 OF THE U.S. CODE

I certify, to the best of my knowledge, that the Annual Report on Form 10-K for the period ended December 31, 2012, of Norfolk Southern Corporation fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that the information contained in the Form 10-K fairly presents, in all material respects, the financial condition and results of operations of Norfolk Southern Corporation.

Signed:	/s/ Charles W. Moorman Charles W. Moorman Chairman, President and Chief Executive Officer Norfolk Southern Corporation

Dated: February 15, 2013

I certify, to the best of my knowledge, that the Annual Report on Form 10-K for the period ended December 31, 2012, of Norfolk Southern Corporation fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that the information contained in the Form 10-K fairly presents, in all material respects, the financial condition and results of operations of Norfolk Southern Corporation.

Signed:	/s/ John P. Rathbone John P. Rathbone Executive Vice President Finance and Chief Financial Officer Norfolk Southern Corporation

Dated: February 15, 2013